EXHIBIT 23

                    CONSENT OF INDEPENDENT AUDITORS

We consent to the  incorporation  by reference in Registration Statement
No. 2-86070 on Form S-8 dated August 23, 1983; Registration Statement
No. 33-30364 on Form S-8 dated August 7, 1989;  Registration Statement
No. 33-58750 on Form S-8 dated February 24, 1993; Registration Statement
No. 33-58752 on Form S-8 dated February 24, 1993; Registration Statement
No. 33-52487 on Form S-8 dated March 2, 1994; and Post-Effective Amendment No. 1 to Registration Statement No. 33-52487 on Form S-8 dated March 3, 1994 of our report dated November 17, 1994, with respect to the consolidated financial statements and schedules of Andrew Corporation incorporated by reference in the Annual Report (Form 10-K) for the year ended September 30, 1994.


/s/  Ernst & Young LLP

     Chicago, Illinois
     December 21, 1994